EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☒

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia	30308	58-0466330
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification no.)

George Hogan

Vice President

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

(404) 588-7591

(Name, address and telephone number of agent for service)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Massachusetts	04-2976299
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

Ten Post Office Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Senior and Subordinated Debt Securities

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

104 Marietta Street, N.W.

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Not Applicable

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121977 of Boston Private Financial Holdings, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121977 of Boston Private Financial Holdings, Inc.).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121977 of Boston Private Financial Holdings, Inc.).

(4)	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121977 of Boston Private Financial Holdings, Inc.).

(5)	Not applicable.

2

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2004.

(8)	Not applicable.

(9)	Not applicable.

3

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 15th day of March, 2005.

SUNTRUST BANK

By:	/s/ George Hogan
George Hogan
Vice President

4

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ George Hogan
George Hogan
Vice President

EXHIBIT 7 TO FORM T-1

(ATTACHED)

Federal Financial Institutions Examination Council	Board of Governors of the Federal Reserve System OMB Number: 7100-0036
	Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
	Expires March 31, 2007
	Please refer to page i,	1
	Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of Business December 31, 2004

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

(20041231)
(RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. terrirories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Thomas Panther, SVP & Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Signature of Officer Authorized to Sign Report

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Director (Trustee)

Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)	in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 13890 Bishops Drive, Suite 110, WI 53005, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	00867
(RCRI 9050)

SUNTRUST BANK
Legal Title of Bank (TEXT 9010)

ATLANTA
City (TEXT 9130)

GA	30302
State Abbrev. (TEXT 9200)	Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency.

FFIEC 031
Consolidated Reports of Condition and Income for	Page i
A Bank With Domestic and Foreign Offices	2

Table of Contents

Signature Page	Cover

Contact Information	ii

Report of Income
Schedule RI - Income Statement	RI-1, 2, 3
Schedule RI-A - Changes in Equity Capital	RI-4
Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-4, 5, 6
Schedule RI-D - Income from International Operations	RI-6
Schedule RI-E - Explanations	RI-7, 8

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 37.1 hours per respondent and is estimated to vary from 15 to 600 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C. 20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Report of Condition
Schedule RC - Balance Sheet	RC-1, 2
Schedule RC-A - Cash and Balances Due From Depository Institutions	RC-3
Schedule RC-B - Securities	RC-3,4, 5
Schedule RC-C - Loans and Lease Financing Receivables:
Part I. Loans and Leases	RC-6, 7
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)	RC-7a, 7b
Schedule RC-D - Trading Assets and Liabilities (to be completed only by selected banks)	RC-8
Schedule RC-E - Deposit Liabilities	RC-9, 10
Schedule RC-F - Other Assets	RC-11
Schedule RC-G - Other Liabilities	RC-11
Schedule RC-H - Selected Balance Sheet Items for Domestic Offices	RC-12
Schedule RC-I - Assets and Liabilities of IBFs	RC-12
Schedule RC-K - Quarterly Averages	RC-13
Schedule RC-L - Derivatives and Off-Balance Sheet Items	RC-14, 15
Schedule RC-M – Memoranda	RC-16
Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-17, 18
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments	RC-19, 20
Schedule RC-R - Regulatory Capital	RC-21, 22, 23, 24
Schedule RC-S - Servicing, Securitization, and Asset Sales Activities	RC-25, 26, 27
Schedule RC-T - Fiduciary and Related Services	RC-28, 29, 30
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income	RC-31

Special Report (to be completed by all banks)

For information or assistance, National and State nonmember banks should contact the FDIC’s Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

FFIEC 031
Page ii
Contact Information for the Reports of Condition and Income	3

To facilitate communication between the Agencies and the bank concerning the Reports of Condition and Income, please provide contact information for (1) the authorized officer of the bank signing the reports for this quarter and (2) the person at the bank - other than the authorized officer — to whom questions about the reports should be directed. If the authorized officer is the primary contact for questions about the reports, please provide contact information for another person at the bank who will serve as a secondary contact for communications between the Agencies and the bank concerning the Reports of Condition and Income. Enter “none” for the contact’s e-mail address or fax number if not available. Contact information for the Reports of Condition and Income is for the confidential use of the Agencies and will not be released to the public.

Authorized Officer Signing the Reports

Thomas Panther
Name (TEXT C490)

SVP & Controller
Title (TEXT C491)

Tom.Panther@SunTrust.com
E-Mail Address (TEXT C492)

(404) 588-8585
Telephone: Area code/phone number/extension (TEXT C493)

(404) 827-6501
Fax: Area code/phone number (TEXT C494)

Other Person to Whom Questions about the Reports Should be Directed

Deborah Barnhart
Name (TEXT C495)

VP
Title (TEXT C496)

Deborah.Barnhart@SunTrust.com
E-Mail Address (TEXT 4086)

(404) 827-6622
Telephone: Area code/phone number/extension (TEXT 8902)

(404) 827-6501
Fax: Area code/phone number (TEXT 9116)

Emergency Contact Information

This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact

Deborah Barnhart
Name (TEXT C366)

VP
Title (TEXT C367)

Deborah.Barnhart@SunTrust.com
E-Mail Address (TEXT C368)

(404) 827-6622
Telephone: Area code/phone number/extension (TEXT C369)

(404) 827-6501
Fax: Area code/phone number (TEXT C370)

Secondary Contact

Name (TEXT C371)

Title (TEXT C372)

E-Mail Address (TEXT C373)

Telephone: Area code/phone number/extension (TEXT C374)

Fax: Area code/phone number (TEXT C375)

USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information

This information is being requested to identify points-of-contact who are in charge of your depository institution’s Section 314(a) searches and who could be contacted by federal law enforcement officers for additional information related to anti-terrorist financing and anti-money laundering. Please provide information for a secondary contact if available. Enter “none” for the contacts’s e-mail address or fax number if not available. USA PATRIOT Act contact information is for the confidential use of the Agencies and the Financial Crimes Enforcement Network (FinCEN) and will not be released to the public.

Primary Contact

Cynthia Clifton
Name (TEXT C437)

AVP
Title (TEXT C438)

Cynthia.Clifton@Suntrust.com
E-Mail Address (TEXT C439)

(404) 813-5024
Telephone: Area code/phone number/extension (TEXT C440)

(404) 532-0623
Fax: Area code/phone number (TEXT C441)

Secondary Contact

Vicki Barros
Name (TEXT C442)

AVP
Title (TEXT C443)

Vicki.Barros@SunTrust.com
E-Mail Address (TEXT C444)

(404) 813-8005
Telephone: Area code/phone number/extension (TEXT C445)

(404) 532-0623
Fax: Area code/phone number (TEXT C446)

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-1
4

ATLANTA
City

GA	30302
State	Zip Code
FDIC Certificate Number: 00867

Consolidated Report of Income

for the period January 1, 2004 – December 31, 2004

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Interest Income:
a. Interest and fee income on loans:
(1) In domestic offices:
(a) Loans secured by real estate	4011	2,266,841	1.a.1.a
(b) Loans to finance agricultural production and other loans to farmers	4024	3,790	1.a.1.b
(c) Commercial and industrial loans	4012	690,660	1.a.1.c
(d) Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B485	0	1.a.1.d.1
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	694,044	1.a.1.d.2
(e) Loans to foreign governments and official institutions	4056	578	1.a.1.e
(f) All other loans in domestic offices	B487	218,094	1.a.1.f
(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	0	1.a.2
(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	3,874,007	1.a.3
b. Income from lease financing receivables	4065	130,259	1.b
c. Interest income on balances due from depository institutions: (1)	4115	334	1.c
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	69,193	1.d.1
(2) Mortgage-backed securities	B489	507,222	1.d.2
(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	4060	234,326	1.d.3
e. Interest income from trading assets	4069	15,245	1.e
f. Interest income on federal funds sold and securities purchased under agreements to resell	4020	62,859	1.f
g. Other interest income	4518	20,949	1.g
h. Total interest income (sum of items 1.a.(3) through 1.g)	4107	4,914,394	1.h
2. Interest expense:
a. Interest on deposits:
(1) Interest on deposits in domestic offices:
(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	5,564	2.a.1.a
(b) Nontransaction accounts:
(1) Savings deposits (includes MMDAs)	0093	306,638	2.a.1.b.1
(2) Time deposits of $100,000 or more	A517	170,148	2.a.1.b.2
(3) Time deposits of less than $100,000	A518	146,852	2.a.1.b.3
(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	85,661	2.a.2
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180	145,464	2.b
c. Interest on trading liabilities and other borrowed money	4185	395,695	2.c

(1)	Includes interest income on time certificates of deposits not held for trading.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-2
FDIC Certificate Number: 00867	5

Schedule RI—Continued

	RIAD	Year-to-date
Dollar Amounts in Thousands		Bil | Mil | Thou
2. Interest expense (continued):
d. Interest on subordinated notes and debentures	4200	79,028	2.d
e. Total interest expense (sum of items 2.a through 2.d)	4073	1,335,050	2.e
3. Net interest income (item 1.h minus 2.e)	4074	3,579,344	3
4. Provision for loan and lease losses	4230	121,116	4
5. Noninterest income:
a. Income from fiduciary activities (1)	4070	450,912	5.a
b. Service charges on deposit accounts in domestic offices	4080	668,139	5.b
c. Trading revenue (2)	A220	79,357	5.c
d. Investment banking, advisory, brokerage, and underwriting fees and	B490	228,944	5.d
e. Venture capital	B491	0	5.e
f. Net servicing	B492	123,936	5.f
g. Net securitization income	B493	0	5.g
h. (1) Underwriting income from insurance and reinsurance	C386	25,015	5.h.(1)
(2) Income from other insurance	C387	19,109	5.h.(2)
i. Net gains (losses) on sales of loans and leases	5416	(126,195)	5.i
j. Net gains (losses) on sales of other real estate owned	5415	2,480	5.j
k. Net gains (losses) on sales of other assets (excluding securities)	B496	102	5.k
l. Other noninterest	B497	780,302	5.l
m. Total noninterest income (sum of items 5.a through 5.1)	4079	2,252,101	5.m
6. a. Realized gains (losses) on held-to-maturity securities	3521	0	6.a
b. Realized gains (losses) on available-for-sale securities	3196	(39,448)	6.b
7. Noninterest expense:
a. Salaries and employee benefits	4135	1,797,589	7.a
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	432,770	7.b
c. (1) Goodwill impairment losses	C216	0	7.c.1
(2) Amortization expense and impairment losses for other intangible assets	C232	56,142	7.c.2
d. Other noninterest expense *	4092	1,240,925	7.d
e. Total noninterest expense (sum of items 7.a through 7.d)	4093	3,527,426	7.e
8. Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)	4301	2,143,455	8
9. Applicable income taxes (on item 8)	4302	637,055	9
10. Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)	4300	1,506,400	10
11. Extraordinary items and other adjustments, net of income taxes *	4320	0	11
12. Net income (loss) (sum of items 10 and 11)	4340	1,506,400	12

*	Describe on Schedule RI-E - Explanations.

(1)	For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)	For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-3
FDIC Certificate Number: 00867	6

Schedule RI—Continued

Memoranda

	RIAD	Year-to-Date
Dollar Amounts in Thousands		Bil | Mil | Thou
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7,1986, that is not deductible for federal income tax purposes	4513	4,965	M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)	8431	142,550	M.2
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	4313	119,771	M.3
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))	4507	21,095	M.4

		Number
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)	4150	26,316	M.5
6. Not applicable

		CCYY/MM/DD
7. If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank’s acquisition (1)	9106	0	M.7

8. Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)
(To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):

	RIAD	Bil | Mil | Thou
a. Interest rate exposures	8757	79,208	M.8.a
b. Foreign exchange exposures	8758	149	M.8.b
c. Equity security and index exposures	8759	0	M.8.c
d. Commodity and other exposures	8760	0	M.8.d

	RIAD	Bil | Mil | Thou
9. Impact on income of derivatives held for purposes other than trading:
a. Net increase (decrease) to interest income	8761	(3,070)	M.9.a
b. Net (increase) decrease to interest expense	8762	(62,068)	M.9.b
c. Other (noninterest) allocations	8763	0	M.9.c
10. Credit losses on derivatives (see instructions)	A251	0	M.10

	RIAD	YES / NO
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year ?	A530	NO	M.11

(1)	For example, a bank acquired on June 1, 2001, would report 20010601

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI- 4
FDIC Certificate Number: 00867	7

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Total equity capital most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	9,856,556	1
2. Restatements due to corrections of material accounting errors and changes in accounting	B507	0	2
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	9,856,556	3
4. Net income (loss) (must equal Schedule RI, item 12)	4340	1,506,400	4
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	0	5
6. Treasury stock transactions, net	B510	0	6
7. Changes incident to business combinations, net	4356	0	7
8. LESS: Cash dividends declared on preferred stock	4470	0	8
9. LESS: Cash dividends declared on common stock	4460	1,300,000	9
10. Other comprehensive income (1)	B511	(256,138)	10
11. Other transactions with parent holding company * (not included in items 5, 6, 8, or 9 above)	4415	66,764	11
12. Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	9,873,582	12

*	Describe on Schedule RI-E - Explanations.

(1)	Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

	(Column A) Charge-offs (1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	3582	4,115	3583	107	1.a
b. Secured by farmland in domestic offices	3584	0	3585	0	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	12,603	5412	3,307	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C234	14,248	C217	4,965	1.c.2.a
(b) Secured by junior liens	C235	1,409	C218	491	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d
e. Secured by nonfarm nonresidential properties in domestic offices	3590	6,515	3591	2,025	1.e
f. In foreign offices	B512	0	B513	0	1.f
2. Loans to depository institutions and acceptances of other banks:
a. To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
b. To foreign banks	4654	0	4664	0	2.b
3. Loans to finance agricultural production and other loans to farmers	4655	0	4665	0	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	4645	79,961	4617	36,578	4.a
b. To non-U.S. addressees (domicile)	4646	148	4618	14	4.b

(1)	Include write-downs arising from transfers of loans to a held-for-sale account.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-5
FDIC Certificate Number: 00867	8

Schedule RI-B—Continued

Part I. Continued

	(Column A) Charge-offs (1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
5. Loans to Individuals for household, family, and other personal expenditures:
a. Credit cards	B514	0	B515	0	5.a
b. Other (includes single payment, installment, all student loans and revolving credit plans other than credit cards)	B516	146,181	B517	52,618	5.b
6. Loans to foreign governments and official institutions	4643	0	4627	0	6
7. All other loans	4644	22,252	4628	6,538	7
8. Lease financing receivables:
a. To U.S. addressees (domicile)	4658	6,640	4668	4,578	8.a
b. To non-U.S. addressees (domicile)	4659	0	4669	0	8.b
9. Total (sum of items 1 through 8)	4635	294,072	4605	111,221	9

Memoranda
	(Column A) Charge-offs (1)		( Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	5409	0	5410	0	M.1
2. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RI-B, part I, item 1, above):	4652	0	4662	0	M.2
3. Not Applicable
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
				Calendar year-to-date
			RIAD	Bil | Mil | Thou
4. Uncollectible retail credit card fees and finance charges reversed against income (i.e., not in charge-offs against the allowance for loan and lease losses)			C388	0	M.4

(1)	Include write-downs arising from transfers of loans to a held-for-sale account.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-6
FDIC Certificate Number: 00867	9

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Balance most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	934,842	1
2. Recoveries (must equal part I, item 9, column B above)	4605	111,221	2
3. LESS: Charge-offs (must equal part I, item 9, column A above less Schedule RI-B, part II, item 4)	C079	294,072	3
4. LESS: Write-downs arising from transfers of loans to a held-for-sale account	5523	0	4
5. Provision for loan and lease losses (must equal Schedule RI, item 4)	4230	121,116	5
6. Adjustments * (see instructions for this schedule)	C233	0	6
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	3123	873,107	7

*	Describe on Schedule RI-E—Explanations.

Memoranda

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Allocated transfer risk reserve included in Schedule RI-B, part II, item 7, above	C435	0	M.1
Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes
2. Separate valuation allowance for uncollectible retail credit card fees and finance charges	C389	0	M.2
3. Amount of allowance for loan and leases losses attributable to retail credit card fees and finance charges	C390	0	M.3

Schedule RI-D—Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Interest income and expense attributable to international operations:
a. Gross interest income	B523	0	1.a
b. Gross interest expense	B524	0	1.b
2. Net interest income attributable to international operations (item l.a minus l.b)	B525	0	2
3. Noninterest income and expense attributable to international operations:
a. Noninterest income attributable to international operations	4097	0	3.a
b. Provision for loan and lease losses attributable to international operations	4235	0	3.b
c. Other noninterest expense attributable to international operations	4239	0	3.c
d. Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	0	3.d
4. Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)	4844	0	4
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs	4845	0	5
6. Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)	4846	0	6
7. Income taxes attributable to income from international operations as estimated in item 6	4797	0	7
8. Estimated net income attributable to international operations (item 6 minus 7)	4341	0	8

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-7
FDIC Certificate Number: 00867	10

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
TEXT
a. Income and fees from the printing and sale of checks	C013	0	1.a
b. Earnings on/increase in value of cash surrender value of life insurance	C014	0	1.b
c. Income and fees from automated teller machines (ATMs)	C016	0	1.c
d. Rent and other income from other real estate owned	4042	0	1.d
e. Safe deposit box rent	C015	0	1.e
f. 4461 Other fees	4461	123,207	1.f
g. 4462 Operating lease - revenue	4462	119,888	1.g
h. 4463 Mortgage loan - origination fee	4463	102,874	1.h
2. Other noninterest expense (from Schedule RI, item 7.d): Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
TEXT
a. Data processing expenses	C017	128,523	2.a
b. Advertising and marketing expenses	497	113,729	2.b
c. Directors’ fees	4136	0	2.c
d. Printing, stationery, and supplies	C018	0	2.d
e. Postage	8403	0	2.e
f. Legal fees and expenses	4141	0	2.f
g. FDIC deposit insurance assessments	4146	0	2.g
h. 4464 Other expenses	4464	123,089	2.h
i. 4467	4467	N/A	2.i
j. 4468	4468	N/A	2.j
3. Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
TEXT
a.(1) 4469	4469	N/A	3.a.1
(2) Applicable income tax effect	4486	0	3.a.2
b.(1) 4487	4487	N/A	3.b.1
(2) Applicable income tax effect	4488	0	3.b.2
c.(1) 4489	4489	N/A	3.c.1
(2) Applicable income tax effect	4491	0	3.c.2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-8
FDIC Certificate Number: 00867	11

Schedule RI-E—Continued

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
4. Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
TEXT
a. B526	B526	N/A	4.a
b. B527	B527	N/A	4.b
5. Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
TEXT
a. 4498 Capital contribution	4498	66,764	5.a
b. 4499	4499	N/A	5.b
6. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
TEXT
a. 4521	4521	N/A	6.a
b. 4522	4522	N/A	6.b
7. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
	RIAD	X/Y
X = NO COMMENT - Y = COMMENT	4769	X
Other explanations (please type or print clearly):
TEXT
4769

SUNTRUST BANK		FFIEC 031
Legal Title of Bank		Page RC-1
12
ATLANTA
City

GA	30302
State	Zip Code

FDIC Certificate Number: 00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	0081	3,597,768	1.a
b. Interest-bearing balances (2)	0071	19,303	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	20,546,491	2.b
	RCON
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices	B987	2,338,975	3.a
	RCFD
b. Securities purchased under agreements to resell (3)	B989	3,485,599	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	6,352,651	4.a
b. Loans and leases, net of unearned income	B528	86,738,792	4.b
c. LESS: Allowance for loan and lease losses	3123	873,107	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	85,865,685	4.d
5. Trading assets (from Schedule RC-D)	3545	1,601,923	5
6. Premises and fixed assets (including capitalized leases)	2145	1,418,420	6
7. Other real estate owned (from Schedule RC-M)	2150	18,311	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8
9. Customers’ liability to this bank on acceptances outstanding	2155	12,031	9
10. Intangible assets:
a. Goodwill	3163	886,405	10.a
b. Other intangible assets (from Schedule RC-	426	603,063	10.b
11. Other assets (from Schedule RC-F)	2160	4,033,475	11
12. Total assets (sum of items 1 through 11)	2170	130,780,100	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-2
FDIC Certificate Number: 00867	13

Schedule RC—Continued

Dollar Amounts in Thousands		Bil | Mil | Thou
LIABILITIES
13. Deposits:
	RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	2200	82,901,074	13.a
(1) Noninterest-bearing (1)	6631	8,792,757	13.a.1
(2) Interest-bearing	6636	74,108,317	13.a.2
	RCFN
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	2200	5,863,076	13.b
(1) Noninterest-bearing	6631	0	13.b.1
(2) Interest-bearing	6636	5,863,076	13.b.2
	RCON
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (2)	B993	3,816,397	14.a
	RCFD
b. Securities sold under agreements to repurchase (3)	B995	7,481,315	14.b
15. Trading liabilities (from Schedule RC-D)	3548	838,387	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	14,256,714	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	12,031	18
19. Subordinated notes and debentures(4)	3200	2,349,457	19
20. Other liabilities (from Schedule RC-G)	2930	2,420,753	20
21. Total liabilities (sum of items 13 through 20)	2948	119,939,204	21
22. Minority interest in consolidated subsidiaries	3000	967,314	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)	3839	3,245,229	25
26. a. Retained earnings	3632	5,941,169	26.a
b. Accumulated other comprehensive income (5)	B530	665,584	26.b
27. Other equity capital components (6)	A130	0	27
28. Total equity capital (sum of items 23 through 27)	3210	9,873,582	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28) Memorandum	3300	130,780,100	29

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003

	RCFD	Number
	6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency transaction adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-3
FDIC Certificate Number: 00867	14

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

Dollar Amounts in Thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices
	RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Cash items in process of collection, unposted debits, and currency and coin	0022	3,288,885			1
a. Cash items in process of collection and unposted debits			0020	2,475,586	1.a
b. Currency and coin			0080	813,299	1.b
2. Balance due from depository institutions in the U.S.			0082	101,262	2
a. U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
b. Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	101,262			2.b
3. Balances due from banks in foreign countries and foreign central banks			0070	133,867	3
a. Foreign branches of other U.S. banks	0073	0			3.a
b. Other banks in foreign countries and foreign central banks	0074	133,867			3.b
4. Balances due from Federal Reserve Banks	0090	93,057	0090	93,057	4
5. Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)	0010	3,617,071	0010	3,617,071	5

Schedule RC-B—Securities

Exclude assets held for trading.

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1. U.S. Treasury securities	0211	0	0213	0	1286	62,440	1287	62,462	1
2. U.S. Government agency obligations (exclude mortgage-backed securities):
a. Issued by U.S. Government agencies (1)	1289	0	1290	0	1291	0	1293	0	2.a
b. Issued by U.S. Government sponsored agencies (2)	1294	0	1295	0	1297	1,520,886	1298	1,513,843	2.b
3. Securities issued by states and political subdivisions in the U.S.	8496	0	8497	0	8498	763,351	8499	786,535	3

(1)	Includes Small Business Administration ‘Guaranteed Loan Pool Certificates,’ U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.

(2)	Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-4
FDIC Certificate Number: 00867	15

Schedule RC-B—Continued

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
4. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Guaranteed by GNMA	1698	0	1699	0	1701	55,315	1702	56,125	4.a.1
(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	8,645,883	1707	8,615,182	4.a.2
(3) Other pass-through securities	1709	0	1710	0	1711	140,389	1713	140,400	4.a.3
b. Other mortgage-backed securities (include CMOs, REMICs and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	3,338,308	1717	3,336,098	4.b.1
(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or	1718	0	1719	0	1731	11	1732	11	4.b.2
(3) All other mortgage-backed securities	1733	0	1734	0	1735	1,346,810	1736	1,334,500	4.b.3
5. Asset-backed securities (ABS):
a. Credit card receivables	B838	0	B839	0	B840	274,084	B841	274,880	5.a
b. Home equity lines	B842	0	B843	0	B844	1,143,190	B845	1,138,858	5.b
c. Automobile loans	B846	0	B847	0	B848	208,013	B849	205,301	5.c
d. Other consumer loans	B850	0	B851	0	B852	0	B853	0	5.d
e. Commercial and industrial loans	B854	0	B855	0	B856	0	B857	0	5.e
f. Other	B858	0	B859	0	B860	658,876	B861	654,064	5.f
6. Other debt securities:
a. Other domestic debt securities	1737	0	1738	0	1739	1,181,696	1741	1,193,060	6.a
b. Foreign debt securities	1742	0	1743	0	1744	3,300	1746	3,300	6.b
7. Investments in mutual funds and other equity securities with readily determinable fair values (1)					A510	178,235	A511	1,231,872	7
8. Total (sum of items 1 through 7) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)	1754	0	1771	0	1772	19,520,787	1773	20,546,491	8

(1)	Report Federal Reserve stock, Federal Home Loan Bank stock, and banker’s bank stock in Schedule RC-F, item 4.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-5
FDIC Certificate Number: 00867	16

Schedule RC-B—Continued

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Pledged securities (1)	0416	12,360,092	M.1
2. Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):

a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,4)

(1) Three months or less	A549	679,429	M.2.a.1
(2) Over three months through 12 months	A550	266,174	M.2.a.2
(3) Over one year through three years	A551	1,378,193	M.2.a.3
(4) Over three years through five years	A552	1,171,082	M.2.a.4
(5) Over five years through 15 years	A553	1,496,378	M.2.a.5
(6) Over 15 years	A554	1,057,669	M.2.a.6
b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,5)
(1) Three months or less	A555	24,889	M.2.b.1
(2) Over three months through 12 months	A556	285,061	M.2.b.2
(3) Over one year through three years	A557	425,782	M.2.b.3
(4) Over three years through five years	A558	5,054,141	M.2.b.4
(5) Over five years through 15 years	A559	2,740,949	M.2.b.5
(6) Over 15 years	A560	22,574	M.2.b.6
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
(1) Three years or less	A561	2,225,840	M.2.c.1
(2) Over three years	A562	2,444,767	M.2.c.2
d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	A248	416,413	M.2.d
3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778	0	M.3
4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
a. Amortized cost	8782	0	M.4.a
b. Fair value	8783	0	M.4.b

(1)	Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)	Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)	Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1,2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)	Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-6
FDIC Certificate Number: 00867	17

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

	(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Loans secured by real estate	1410	51,241,194			1
a. Construction, land development, and other land loans			1415	5,519,998	1.a
b. Secured by farmland (including farm residential and other improvements)			1420	130,114	1.b
c. Secured by 1-4 family residential properties:			1797	9,258,651	1.c.1
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens			5367	25,198,624	1.c.2.a
(b) Secured by junior liens			5368	1,891,733	1.c.2.b
d. Secured by multifamily (5 or more) residential properties			1460	571,314	1.d
e. Secured by nonfarm nonresidential properties			1480	8,670,760	1.e
2. Loans to depository institutions and acceptances of other banks:
a. To commercial banks in the U.S.			B531	59,552	2.a
(1) To U.S. branches and agencies of foreign banks	B532	1,215			2.a.1
(2) To other commercial banks in the U.S.	B533	58,337			2.a.2
b. To other depository institutions in the U.S.	B534	1,882	B534	1,882	2.b
c. To banks in foreign countries			B535	39,898	2.c
(1) To foreign branches of other U.S. banks	B536	146			2.c.1
(2) To other banks in foreign countries	B537	39,752			2.c.2
3. Loans to finance agricultural production and other loans to farmers	1590	143,101	1590	143,101	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1763	19,340,414	1763	19,340,414	4.a
b. To non-U.S. addressees (domicile)	1764	532,004	1764	532,004	4.b
5. Not applicable.
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
a. Credit cards	B538	0	B538	0	6.a
b. Other revolving credit plans	B539	501,269	B539	501,269	6.b
c. Other consumer loans (includes single payment, installment, and and all student loans	2011	12,119,886	2011	12,119,886	6.c
7. Loans to foreign government and official institutions (including foreign central banks)	2081	30,386	2081	30,386	7
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.	2107	2,214,667	2107	2,214,667	8
9. Other loans	1563	3,664,639			9
a. Loans for purchasing or carrying securities (secured and unsecured)			1545	1,446,903	9.a
b. All other loans (exclude consumer loans)			1564	2,217,736	9.b
10. Lease financing receivables (net of unearned income)			2165	3,202,551	10
a. Of U.S. addressees (domicile)	2182	3,202,551			10.a
b. Of non-U.S. addressees (domicile)	2183	0			10.b
11. LESS: Any unearned income on loans reflected in items 1-9 above	2123	0	2123	0	11
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a and 4.b)	2122	93,091,443	2122	93,091,443	12

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-7
FDIC Certificate Number: 00867	18

Schedule RC-C—Continued

Part I. Continued

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616	0	M.1
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1, 2)

	RCON
(1) Three months or less	A564	1,674,850	M.2.a.1
(2) Over three months through 12 months	A565	2,055,664	M.2.a.2
(3) Over one year through three years	A566	4,990,146	M.2.a.3
(4) Over three years through five years	A567	7,158,311	M.2.a.4
(5) Over five years through 15 years	A568	4,555,566	M.2.a.5
(6) Over 15 years	A569	4,706,788	M.2.a.6

b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,3)

	RCFD
(1) Three months or less	A570	39,357,357	M.2.b.1
(2) Over three months through 12 months	A571	2,015,819	M.2.b.2
(3) Over one year through three years	A572	4,707,659	M.2.b.3
(4) Over three years through five years	A573	10,706,428	M.2.b.4
(5) Over five years through 15 years	A574	5,320,179	M.2.b.5
(6) Over 15 years	A575	5,584,584	M.2.b.6
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247	15,582,338	M.2.c
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A (4)	2746	1,449,566	M.3
	RCON
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)	5370	23,662,391	M.4
	RCFD
5. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-C, part I, item 1, column A)	B837	77,639	M.5
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
6) Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a., column A	C391	0	M.6

(1)	Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C must equal total closed-end loans secured by first liens on 1-4 family residential properties from . Schedule RC-C, part I, item 1.c.(2)(a), column B

(3)	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)	Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-8
FDIC Certificate Number: 00867	19

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding year.

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
ASSETS
1. U.S. Treasury securities in domestic offices	3531	87,081	1
2. U.S. Government agency obligations in domestic offices (exclude mortgage- backed securities)	3532	0	2
3. Securities issued by states and political subdivisions in the U.S. in domestic offices	3533	0	3
4. Mortgage-backed securities (MBS) in domestic offices:
a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	0	4.a
b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	0	4.b
c. All other mortgage-backed securities	3536	0	4.c
5. Other debt securities in domestic offices	3537	241,838	5
6. - 8. Not applicable
9. Other trading assets in domestic offices	3541	201,478	9
	RCFN
10. Trading assets in foreign offices	3542	0	10
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:	RCON
a. In domestic offices	3543	1,071,526	11.a
	RCFN
b. In foreign offices	3543	0	11.b
	RCFD
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	3545	1,601,923	12

	RCFD	Bil | Mil | Thou
LIABILITIES
13. Liability for short positions	3546	463	13
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity contracts	3547	837,924	14
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)	3548	838,387	15

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-9
FDIC Certificate Number: 00867	20

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

	Transaction Accounts				Nontransaction Accounts
	(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships and corporations (include all certified and official checks)	B549	6,757,009			B550	71,961,451	1
2. U.S. Government	2202	14,451			2520	0	2
3. States and political subdivisions in the U.S.	2203	2,817,447			2530	707,123	3
4. Commercial banks and other depository institutions in the U.S.	B551	619,355			B552	0	4
5. Banks in foreign countries	2213	24,238			2236	0	5
6. Foreign governments, and official institutions (including foreign central banks)	2216	0			2377	0	6
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	10,232,500	2210	8,792,757	2385	72,668,574	7

Memoranda

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	1,834,242	M.1.a
b. Total brokered deposits	2365	4,474,390	M.1.b
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000	2343	0	M.1.c.1
(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c.2
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d.1
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	4,219,170	M.1.d.2
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterlized as required under state law) (to be completed for the December report only)	5590	3,353,440	M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C, above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)	6810	50,780,940	M.2.a.1
(2) Other savings deposits (excludes MMDAs)	0352	6,001,041	M.2.a.2
b. Total time deposits of less than $100,000	6648	6,862,842	M.2.b
c. Total time deposits of $100,000 or more	2604	9,023,751	M.2.C

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-10
FDIC Certificate Number: 00867	21

Schedule RC-E—Continued

Part I. Continued

Memoranda (continued)

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
3. Maturity and repricing data for time deposits of less than $100,000:
a. Time deposits of less than $100,000 with a remaining maturity or next repricing date of (1,2)
(1) Three months or less	A579	467,855	M.3.a.1
(2) Over three months through 12 months	A580	4,056,324	M.3.a.2
(3) Over one year through three years	A581	1,869,065	M.3.a.3
(4) Over three years	A582	469,598	M.3.a.4
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) through 3.a.(4) above)(3)	A241	4,504,329	M.3.b
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1,4)
(1) Three months or less	A584	5,524,875	M.4.a.1
(2) Over three months through 12 months	A585	1,682,831	M.4.a.2
(3) Over one year through three years	A586	906,193	M.4.a.3
(4) Over three years	A587	909,852	M.4.a.4
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) through 4.a.(4) above)(3)	A242	7,175,177	M.4.b

(1)	Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)	Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E Memorandum item 2.b.

(3)	Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)	Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B553	5,844,056	1
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	0	2
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	19,020	3
4. Foreign governments and official institutions (including foreign central banks)	2650	0	4
5. U.S. Government and states and political subdivisions in the U.S.	B555	0	5
6. Total (sum of items 1 through 5 ) (must equal Schedule RC, item 13.b)	2200	5,863,076	6

Memorandum

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	5,863,076	M.1

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-11
FDIC Certificate Number: 00867	22

Schedule RC-F—Other Assets

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Accrued interest receivable (1)	B556	437,739	1
2. Net deferred tax assets (2)	2148	0	2
3. Interest-only strips receivable (not in the form of a security) (3) on:
a. Mortgage loans	A519	0	3.a
b. Other financial assets	A520	0	3.b
4. Equity securities that DO NOT have readily determinable fair values (4)	1752	499,958	4
5. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)	2168	3,095,778	5
TEXT
a. Prepaid Expenses	2166	0	5.a
b. Cash surrender value of life insurance	C009	0	5.b
c. Repossessed personal property (including vehicles)	1578	0	5.c
d. Derivatives with a positive fair value held for purposes other than trading	C010	0	5.d
e. Retained interests in accrued interest receivable related to securitized credit cards	C436	0	5.e
f. 3549 Operating lease-equipment cost	3549	968,995	5.f
g. 3550	3550	N/A	5.g
h. 3551	3551	N/A	5.h
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11)	2160	4,033,475	6

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. a. Interest accrued and unpaid on deposits in domestic offices(5)	3645	60,396	1.a
	RCFD
b. Other expenses accrued and unpaid (includes accrued income taxes
payable)	3646	429,280	1.b
2. Net deferred tax liabilities (2)	3049	1,122,821	2
3. Allowance for credit losses on off-balance sheet credit exposures	B557	0	3
4. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)	2938	808,256	4
TEXT
a. Accounts Payable	3066	338,696	4.a
b. Deferred compensation liabilities	C011	0	4.b
c. Dividends declared but not yet payable	2932	0	4.c
d. Derivatives with a negative fair value held for purposes other than trading	C012	0	4.d
e. 3552	3552	N/A	4.e
f. 3553	3553	N/A	4.f
g. 3554	3554	N/A	4.g
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)	2930	2,420,753	5

(1)	Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)	See discussion of deferred income taxes in Glossary entry on “income taxes.”

(3)	Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)	Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock

(5)	For savings banks, includes “dividends” accrued and unpaid on deposits.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-12
FDIC Certificate Number: 00867	23

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

	Domestic Offices
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Customers’ liability to this bank on acceptances outstanding	2155	12,031	1
2. Bank’s liability on acceptances executed and outstanding	2920	12,031	2
3. Securities purchased under agreements to resell	B989	3,485,599	3
4. Securities sold under agreements to repurchase	B995	7,481,315	4
5. Other borrowed money	3190	14,256,714	5
EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs	2163	N/A	6
OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs	2941	6,991,134	7
8. Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)	2192	130,780,100	8
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)	3129	112,948,070	9

In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.
	RCON	Bil | Mil | Thou
10. U.S. Treasury securities	1039	62,440	10
11. U.S. Government agency obligations (exclude mortgage-backed securities)	1041	1,520,886	11
12. Securities issued by states and political subdivisions in the U.S.	1042	763,351	12
13. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1043	8,701,198	13.a.1
(2) Other pass-through securities	1044	140,389	13.a.2
b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1209	3,338,308	13.b.1
(2) All other mortgage-backed securities	1280	1,346,821	13.b.2
14. Other domestic debt securities (include domestic asset-backed securities)	1281	3,465,859	14
15. Foreign debt securities (include foreign asset-backed securities)	1282	3,300	15
16. Investments in mutual funds and other equity securities with readily determinable fair values	A510	178,235	16
17. Total amortized (historical) cost of both held-to-maturity and available-for-sale secutities (sum of items 10 through 16)	1374	19,520,787	17
18. Equity securities that do not have readily determinable fair values	1752	499,958	18

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other “foreign” offices.

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	0	1

2. Total IBF liabilities (component of Schedule RC, item 21)	2898	0	2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-13
FDIC Certificate Number: 00867	24

Schedule RC-K—Quarterly Averages (1)

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
ASSETS
1. Interest-bearing balances due from depository institutions	3381	24,901	1
2. U.S. Treasury securities and U.S. Government agency obligations (2) (excluding mortgage-backed securities)	B558	1,693,463	2
3. Mortgage-backed securities (2)	B559	13,418,441	3
4. All other securities (2, 3)(includes securities issued by states and political subdivisions in the U.S.)	B560	4,862,043	4
5. Federal funds sold and securities purchased under agreements to resell	3365	5,537,377	5
6. Loans:
	RCON
a. Loans in domestic offices:
(1) Total loans	3360	87,608,314	6.a.1
(2) Loans secured by real estate	3385	49,515,775	6.a.2
(3) Loans to finance agricultural production and other loans to farmers	3386	123,096	6.a.3
(4) Commercial and industrial loans	3387	22,221,402	6.a.4
(5) Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards	B561	0	6.a.5.a
(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562	13,032,465	6.a.5.b
	RCFN
b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs	3360	0	6.b
	RCFD
7. Trading assets	3401	1,224,391	7
8. Lease financing receivables (net of unearned income)	3484	3,076,350	8
9. Total assets(4)	3368	127,067,320	9
LIABILITIES
	RCON
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)	3485	1,212,133	10
11. Nontransaction accounts in domestic offices:
a. Savings deposits (includes MMDAs)	B563	47,399,617	11.a
b. Time deposits of $100,000 or more	A514	8,629,029	11.b
c. Time deposits of less than $100,000	A529	6,855,601	11.c
	RCFN
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	3404	5,149,016	12
	RCFD
13. Federal funds purchased and securities sold under agreements to repurchase	3353	11,644,159	13
14. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	3355	13,903,030	14

(1)	For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)	Quarterly averages for all debt securities should be based on amortized cost.

(3)	Quarterly averages for all equity securities should be based on historical cost.

(4)	The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-14
FDIC Certificate Number: 00867	25

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Unused commitments:
a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines	3814	10,325,429	1.a
b. Credit card lines	3815	0	1.b
c. (1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate	3816	3,440,318	1.c.1
(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real	6550	996,647	1.c.2
d. Securities underwriting	3817	0	1.d
e. Other unused commitments	3818	52,377,662	1.e
2. Financial standby letters of credit and foreign office guarantees	3819	10,693,025	2
a. Amount of financial standby letters of credit conveyed to others	3820	229,078	2.a
3. Performance standby letters of credit and foreign office guarantees	3821	298,015	3.
a. Amount of performance standby letters of credit conveyed to others	3822	3,608	3.a
4. Commercial and similar letters of credit	3411	148,503	4
5. Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank	3428	0	5
6. Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)	3433	0	6
7. Credit derivatives:
a. Notional amount of credit derivatives on which the reporting bank is the guarantor	A534	757,000	7.a
(1) Gross positive fair value	C219	5,553	7.a.1
(2) Gross negative fair value	C220	1,153	7.a.2
b. Notional amount of credit derivatives on which the reporting bank is the beneficiary	A535	792,000	7.b
(1) Gross positive fair value	C221	2,509	7.b.1
(2) Gross negative fair value	C222	6,273	7.b.2
8. Spot foreign exchange contracts	8765	288,637	8
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)	3430	0	9
TEXT
a. Securities borrowed	3432	0	9.a
b. Commitments to purchase when-issued securities	3434	0	9.b
c. 3555	3555	N/A	9.c
d. 3556	3556	N/A	9.d
e. 3557	3557	N/A	9.e
10. All other off-balance sheet assets (exclude derivatives)(itemize and describe each component of this item over 25% Schedule RC item 28., “Total equity capital”)	5591	0	10
TEXT
a. Commitments to sell when-issued securities	3435	0	10.a
b. 5592	5592	N/A	10.b
c. 5593	5593	N/A	10.c
d. 5594	5594	N/A	10.d
e. 5595	5595	N/A	10.e
11. Year-to-date merchant credit card sales volume:
	RCFD	Tril | Bil | Mil | Thou
a. Sales for which the reporting bank is the acquiring bank	C223	0	11.a
b. Sales for which the reporting bank is the agent bank with risk	C224	0	11.b

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-15
FDIC Certificate Number: 00867	26

Schedule RC-L—Continued

Dollar Amounts in Thousands	(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators
	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):	RCFD 8693	RCFD 8694	RCFD 8695	RCFD 8696
a. Futures contracts	1,512,000	0	19,229	0	12.a
	RCFD 8697	RCFD 8698	RCFD 8699	RCFD 8700
b. Forward contracts	7,400,712	5,138,686	0	0	12.b
c. Exchange-traded option contracts:	RCFD 8701	RCFD 8702	RCFD 8703	RCFD 8704
(1) Written options	0	0	1,150	0	12.c.1
	RCFD 8705	RCFD 8706	RCFD 8707	RCFD 8708
(2) Purchased options	0	0	0	0	12.c.2
d. Over-the-counter option contracts:	RCFD 8709	RCFD 8710	RCFD 8711	RCFD 8712
(1) Written options	7,387,399	338,039	2,092,110	0	12.d.1
	RCFD 8713	RCFD 8714	RCFD 8715	RCFD 8716
(2) Purchased options	3,837,498	363,420	2,032,407	0	12.d.2
	RCFD 3450	RCFD 3826	RCFD 8719	RCFD 8720
e. Swaps	61,770,639	179,473	458,382	10,046	12.e
13. Total gross notional amount of derivative contracts held for trading	RCFD A126	RCFD A127	RCFD 8723	RCFD 8724
	54,399,383	5,985,070	4,603,278	10,046	13
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCFD 8725	RCFD 8726	RCFD 8727	RCFD 8728
	27,508,865	34,548	0	0	14
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCFD A589
	6,194,419				14.a
15. Gross fair values of derivative contracts:
a. Contracts held for trading:	RCFD 8733	RCFD 8734	RCFD 8735	RCFD 8736
(1) Gross positive fair value	630,256	160,989	509,685	144	15.a.1
	RCFD 8737	RCFD 8738	RCFD 8739	RCFD 8740
(2) Gross negative fair value	544,998	152,109	341,236	0	15.a.2
b. Contracts held for purposes other than trading:	RCFD 8741	RCFD 8742	RCFD 8743	RCFD 8744
(1) Gross positive fair value	112,359	0	0	0	15.b.1
	RCFD 8745	RCFD 8746	RCFD 8747	RCFD 8748
(2) Gross negative fair value	145,525	7,029	0	0	15.b.2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-16
FDIC Certificate Number: 00867	27

Schedule RC-M—Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests	6164	377,264	1.a

b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations

		Number
	6165	12	1.b
2. Intangible assets other than goodwill:
a. Mortgage servicing Assets	3164	476,568	2.a
(1) Estimated fair value of mortgage servicing assets	A590	624,967	2.a.1
b. Purchased credit card relationships and nonmortgage servicing assets	B026	0	2.b
c. All other identifiable intangible assets	5507	126,495	2.c
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)	0426	603,063	2.d
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures	5372	0	3.a
	RCON
b. All other real estate owned:
(1) Construction, land development, and other land in domestic offices	5508	2,950	3.b.1
(2) Farmland in domestic offices	5509	0	3.b.2
(3) 1-4 family residential properties in domestic offices	5510	13,442	3.b.3
(4) Multifamily (5 or more) residential properties in domestic offices	5511	0	3.b.4
(5) Nonfarm nonresidential properties in domestic offices	5512	1,919	3.b.5
	RCFN
(6) In foreign offices	5513	0	3.b.6
	RCFD
c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)	2150	18,311	3.c
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures	5374	0	4.a
b. All other investments in unconsolidated subsidiaries and associated companies	5375	0	4.b
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)	2130	0	4.c
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less (1)	2651	2,437	5.a.1
(2) With a remaining maturity of more than one year through three years	B565	701,213	5.a.2
(3) With a remaining maturity of more than three years	B566	7,580,720	5.a.3
b. Other borrowings:
(1) With a remaining maturity of one year or less	B571	3,620,416	5.b.1
(2) With a remaining maturity of more than one year through three years	B567	1,561,047	5.b.2
(3) With a remaining maturity of more than three years	B568	790,881	5.b.3
c. Total (sum of items 5.a.(1) through 5.b.(3)) (must equal Schedule RC, item 16)	3190	14,256,714	5.c

		YES / NO
6. Does the reporting bank sell private label or third party mutual funds and annuities?	B569	NO	6

	RCFD	Bil | Mil | Thou
7. Assets under the reporting bank’s management in proprietary mutual funds and annuities	B570	0	7
8. Primary Internet Web site address of the bank (home page), if any (example: www.examplebank.com)
(TEXT 4087) http://WWW.SUNTRUST.COM			8
9. Do any of the bank’s Internet Web sites have transactional capability, i.e., allow the bank’s customers to execute transactions on their accounts through the Web site?		YES / NO
	4088	YES	9

(1)	Includes overnight Federal Home Loan Bank advances.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-17
FDIC Certificate Number: 00867	28

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	2759	57,138	2769	8,050	3492	24,292	1.a
b. Secured by farmland in domestic offices	3493	492	3494	188	3495	594	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398	17,173	5399	668	5400	6,451	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C236	102,671	C237	21,308	C229	57,299	1.c.2.a
(b) Secured by junior liens	C238	10,604	C239	165	C230	6,079	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3499	6,580	3500	0	3501	1,026	1.d
e. Secured by nonfarm nonresidential properties in domestic offices	3502	26,060	3503	942	3504	30,116	1.e
	RCFN		RCFN		RCFN
f. In foreign offices	B572	0	B573	0	B574	0	1.f
2. Loans to depository institutions and acceptances of other banks:
	RCFD		RCFD		RCFD
a. To U.S. banks and other U.S. depository institutions	5377	560	5378	0	5379	0	2.a
b. To foreign banks	5380	0	5381	0	5382	0	2.b
3. Loans to finance agricultural production and other loans to farmers	1594	469	1597	0	1583	651	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1251	167,727	1252	17,969	1253	103,756	4.a
b. To non-U.S. addressees (domicile)	1254	54	1255	0	1256	0	4.b
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B575	0	B576	0	B577	0	5.a
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578	224,663	B579	111,103	B580	18,881	5.b
6. Loans to foreign governments and official institutions	5389	0	5390	0	5391	0	6
7. All other loans	5459	4,910	5460	4,580	5461	8,947	7
8. Lease financing receivables:
a. Of U.S. addressees (domicile)	1257	0	1258	0	1259	0	8.a
b. Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505	0	3506	0	3507	41,689	9

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-18
FDIC Certificate Number: 00867	29

Schedule RC-N—Continued

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
10. Loans and lease reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612	108,580	5613	108,206	5614	5,555	10
a. Guaranteed portion of loans and leases included in item 10 above	5615	86,605	5616	86,647	5617	4,072	10.a

Memoranda		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658	0	1659	0	1661	0	M.1
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558	1,361	6559	355	6560	883	M.2
3. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-N, item 1, above)	1248	184	1249	0	1250	0	M.3
4. Not applicable
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8, above)	C240	0	C241	0	C226	0	M.5

		(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
6. Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529	0	3530	0	M.6

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-19
FDIC Certificate Number: 00867	30

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030	N/A	1.a
OR
b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031	0	1.b.1
(2) Actual amount of unposted debits to time and savings deposits (1)	0032	0	1.b.2
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510	N/A	2.a
OR
b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512	0	2.b.1
(2) Actual amount of unposted credits to time and savings deposits (1)	3514	0	2.b.2
3. Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits in domestic offices)	3520	0	3
4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions ( not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211	123,760	4.a
b. Time and savings deposits (1) of consolidated subsidiaries	2351	0	4.b
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
a. Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
b. Time and saving deposits (1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
c. Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c

6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, Item 7 column B)	2314	0	6.a
b. Amount reflected in time and savings deposits (1) (included in Schedule RC-E, Part I, Item 7, column A or C, but not column B)	2315	0	6.b
7. Unamortized premiums and discounts on time and savings deposits: (1,2)
a. Unamortized premiums	5516	0	7.a
b. Unamortized discounts	5517	29,206	7.b
8. To be completed by banks with “Oakar deposits”.

a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):

(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.1
(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.2
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b

(1)	For FDIC and FICO insurance assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)	Exclude core deposit intangibles.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-20
FDIC Certificate Number: 00867	31

Schedule RC-O—Continued

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
9. Deposits In lifeline	5596		9
10. Benefit-responsive “Depository Institution Investment Contracts” (included in total deposits in domestic offices)	8432	0	10
11. Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances :
a. Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
b. Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c

12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

a. Amount of assets netted against demand deposits	A527	0	12.a
b. Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (to be completed each quarter except as noted)
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou

1. Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b):

a. Deposit accounts of $100,000 or less:
(1) Amount of deposit accounts of $100,0000 or less	2702	47,108,563	M.1.a 1
(2) Number of deposit accounts of $100,000 or less		Number
(to be completed for the June report only)	3779	N/A	M.1.a 2
b. Deposit accounts of more than $100,000:
(1) Amount of deposit accounts of more than $100,000	2710	35,792,511	M.1.b 1
		Number
(2) Number of deposit accounts of more than $100,000	2722	109,474	M.1.b 2
2. Memorandum item 2 is to be completed by all banks. Estimated amount of uninsured deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (see instructions)	5597	21,216,654	M.2

3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank’s or parent savings association’s Call Report or Thrift Financial Report ?
If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:

Text	RCON	FDIC Cert No.
A545 N/A	A545	N/A	M.3

(1)	The dollar amounts used as the basis for reporting in Memoranda items 1.a and 1.b reflect the deposit insurance limits in effect on the report date.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-21
FDIC Certificate Number: 00867	32

Schedule RC-R—Regulatory Capital

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou
Tier 1 capital
1. Total equity capital (from Schedule RC, item 28)			3210	9,873,582	1
2. LESS: Net unrealized gains (losses) on available-for-sale securities (1) (if a gain, report as a positive value; if a loss, report as a negative value)			8434	664,140	2
3. LESS: Net unrealized loss on available-for-sale EQUITY securities (1) (report loss as a positive value)			A221	0	3
4. LESS: Accumulated net gains (losses) on cash flow hedges (1) (if a gain, report as a positive value; if a loss, report as a negative value)			4336	1,444	4
5. LESS: Nonqualifying perpetual preferred stock			B588	0	5
6. Qualifying minority interests in consolidated subsidiaries			B589	967,314	6
7. LESS: Disallowed goodwill and other disallowed intangible assets			B590	1,012,900	7
8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)			C227	9,162,412	8
9.a. LESS: Disallowed servicing assets and purchased credit card relationships			B591	0	9.a
b. LESS: Disallowed deferred tax assets			5610	0	9.b
10. Other additions to (deductions from) Tier 1 capital			B592	0	10
11. Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)			8274	9,162,412	11

Tier 2 Capital
12. Qualifying subordinated debt and redeemable preferred stock			5306	2,029,739	12
13. Cumulative perpetual preferred stock includible in Tier 2 capital			B593	0	13
14. Allowance for loan and lease losses includible in Tier 2 capital			5310	873,107	14
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital			2221	474,137	15
16. Other Tier 2 capital components			B594	0	16
17. Tier 2 capital (sum of items 12 through 16)			5311	3,376,983	17
18. Allowable Tier 2 capital (lesser of item 11 or 17)			8275	3,376,983	18
19. Tier 3 capital allocated for market risk			1395	0	19
20. LESS: Deductions for total risk-based capital			B595	0	20
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20)			3792	12,539,395	21

Total assets for leverage ratio
22. Average total assets (from Schedule RC-K, item 9)			3368	127,067,320	22
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)			B590	1,012,900	23
24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)			B591	0	24
25. LESS: Disallowed deferred tax assets (from item 9.b above)			5610	0	25
26. LESS: Other deductions from assets for leverage capital purposes			B596	0	26
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)			A224	126,054,420	27

Adjustments for financial subsidiaries
28.a Adjustment to Tier 1 capital reported in item 11			C228	0	28.a
b. Adjustment to total risk-based capital reported in item 21			B503	0	28.b
29. Adjustment to risk-weighted assets reported in item 62			B504	0	29
30. Adjustment to average total assets reported in item 27			B505	0	30

Capital Ratios
(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries)
	RCFD	(Column A) Percentage	RCFD	(Column B) Percentage
31. Tier 1 leverage ratio (2)	7273	N/A	7204	7.27%	31
32. Tier 1 risk-based capital ratio (3)	7274	N/A	7206	7.80%	32
33. Total risk-based capital ratio (4)	7275	N/A	7205	10.67%	33

(1)	Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

(2)	The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)	The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

(4)	The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-22
FDIC Certificate Number: 00867	33

Schedule RC-R—Continued

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk rate. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

	(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk-Weighting	(Column C)	(Column D)	(Column E)	(Column F)
			Allocation by Risk Weight Category
			0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Balance Sheet Asset Catagories
34. Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010		RCFD B600	RCFD B601		RCFD B602
	3,617,071		906,356	2,710,715		0	34
	RCFD 1754	RCFD B603	RCFD B604	RCFD B605	RCFD B606	RCFD B607
35. Held-to-maturity securities	0	0	0	0	0	0	35
	RCFD 1773	RCFD B608	RCFD B609	RCFD B610	RCFD B611	RCFD B612
36. Available-for-sale securities	20,546,491	515,448	173,769	17,478,886	468,694	1,909,694	36
37. Federal funds sold and securities purchased under agreements to resell	RCFD C225		RCFD C063	RCFD C064		RCFD B520
	5,824,574		196,035	5,628,539		0	37
	RCFD 5369	RCFD B617	RCFD B618	RCFD B619	RCFD B620	RCFD B621
38. Loans and leases held for sale	6,352,651	0	0	512,137	5,840,514	0	38
	RCFD B528	RCFD B622	RCFD B623	RCFD B624	RCFD B625	RCFD B626
39. Loans and leases, net of unearned income	86,738,792	0	66,236	2,670,575	22,520,192	61,481,789	39
	RCFD 3123	RCFD 3123
40. LESS: Allowance for loan and lease losses	873,107	873,107					40
	RCFD 3545	RCFD B627	RCFD B628	RCFD B629	RCFD B630	RCFD B631
41. Trading assets	1,601,923	1,601,923	0	0	0	0	41
	RCFD B639	RCFD B640	RCFD B641	RCFD B642	RCFD B643	RCFD 5339
42. All other assets (1)	6,971,705	1,012,900	98,005	429,240	0	5,431,560	42
	RCFD 2170	RCFD B644	RCFD 5320	RCFD 5327	RCFD 5334	RCFD 5340
43. Total assets (sum of items 34 through	130,780,100	2,257,164	1,440,401	29,430,092	28,829,400	68,823,043	43

(1)	Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers’ liability on acceptances outstanding, intangible assets, and other assets.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-23
FDIC Certificate Number: 00867	34

Schedule RC-R—Continued

	(Column A) Face Value or Notional Amount	Credit Conversion Factor	(Column B) Credit Equivalent Amount (1)	(Column C)	(Column D)	(Column E)	(Column F)
				Allocation by Risk Weight Category
				0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Derivatives and Off-Balance Sheet Items
	RCFD B546	See footnote 2	RCFD B547	RCFD B548	RCFD B581	RCFD B582	RCFD B583
44. Financial standby letters of credit	10,693,025	1.000	10,693,025	11,401	229,078	0	10,452,546	44
	RCFD 3821		RCFD B650	RCFD B651	RCFD B652	RCFD B653	RCFD B654
45. Performance standby letters of credit	298,015.50		149,008	0	1,804	0	147,204	45
	RCFD 3411		RCFD B655	RCFD B656	RCFD B657	RCFD B658	RCFD B659
46. Commercial and similar letters of credit	148,503.20		29,701	0	0	0	29,701	46
	RCFD 3429		RCFD B660	RCFD B661	RCFD B662		RCFD B663
47. Risk participations in bankers acceptances acquired by the reporting institution	6,515	1.00	6,515	0	0		6,515	47
	RCFD 3433		RCFD B664	RCFD B665	RCFD B666	RCFD B667	RCFD B668
48. Securities lent	0	1.00	0	0	0	0	0	48
	RCFD A250		RCFD B669	RCFD B670	RCFD B671	RCFD B672	RCFD B673
49. Retained recourse on small business obligations sold with recourse	0	1.00	0	0	0	0	0	49
							RCFD B543
	RCFD B541	* Below	RCFD B542
50. Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	6,426	12.500	80,325				80,325	50
	RCFD B675		RCFD B676	RCFD B677	RCFD B678	RCFD B679	RCFD B680
51. All other financial assets sold with recourse	519,917	1.00	519,917	0	35,688	29,948	454,281	51
	RCFD B681			RCFD B683	RCFD B684	RCFD B685	RCFD B686
52. All other off-balance sheet liabilities	0	1.00	0	0	0	0	0	52
	RCFD 3833		RCFD B687	RCFD B688	RCFD B689	RCFD B690	RCFD B691
53. Unused commitments with an original maturity exceeding one year	29,927,453.50		14,963,727	0	58,649	0	14,905,078	53
			RCFD A167	RCFD B693	RCFD B694	RCFD B695
54. Derivative contracts			2,149,422	0	0	2,149,422		54

(1)	Column A multiplied by credit conversion factor.

(2)	For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

(3)	Or institution specific factor. (Entering an ‘M’ allows for data entry in Column B.)

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-24
FDIC Certificate Number: 00867	35

Schedule RC-R—Continued

	(Column C)	(Column D)	(Column E)	(Column F)
	Allocation by Risk Weight Category
	0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Totals
	RCFD B696	RCFD B697	RCFD B698	RCFD B699
55. Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	1,451,802	29,755,311	31,008,770	94,898,693	55
56. Risk weight factor	*0%	* 20%	* 50%	* 100%	56
	RCFD B700	RCFD B701	RCFD B702	RCFD B703
57. Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	0	5,951,062	15,504,385	94,898,693	57
				RCFD 1651
58. Market risk equivalent assets				1,125,122	58
				RCFD B704
59. Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				117,479,262	59
				RCFD A222
60. LESS: Excess allowance for loan and lease losses				0	60
				RCFD 3128
61. LESS: Allocated transfer risk reserve				0	61
				RCFD A223
62. Total risk-weighted assets (item 59 minus items 60 and 61)				117,479,262	62

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	1,413,433	M.1

		With a remaining maturity of
		(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
		Bil | Mil | Thou		Bil | Mil | Thou		Bil | Mil | Thou
2. Notional principal amounts of derivative contracts: (1)	RCFD		RCFD		RCFD
a. Interest rate contracts	3809	17,718,204	8766	34,739,171	8767	20,551,473	M.2.a
b. Foreign exchange contracts	3812	4,789,982	8769	544,341	8770	31,582	M.2.b
c. Gold contracts	8771	0	8772	0	8773	0	M.2.c
d. Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d
e. Other commodity	8777	0	8778	10,046	8779	0	M.2.e
f. Equity derivative contracts	A000	1,105,155	A001	1,362,810	A002	22,823	M.2.f

(1)	Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-25
FDIC Certificate Number: 00867	36

Schedule RC-S—Servicing, Securitization and Asset Sale Activities

Dollar Amounts in Thousands	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Securitization Activities
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCFD B705 53,243,844	RCFD B706 0	RCFD B707 0	RCFD B708 0	RCFD B709 35,688	RCFD B710 0	RCFD B711 0	1
2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structure reported in item 1 in the form of:
	RCFD B712	RCFD B713	RCFD B714	RCFD B715	RCFD B716	RCFD B717	RCFD B718
a. Retained interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item	0	0	0	0	0	0	0	2.a
	RCFD C393	RCFD C394	RCFD C395	RCFD C396	RCFD C397	RCFD C398	RCFD C399
b. Subordinated securities and other residual	0	0	0	0		0	0	2.b
	RCFD C400	RCFD C401	RCFD C402	RCFD C403	RCFD C404	RCFD C405	RCFD C406
c. Standby letters of credit and other	34,901	0	0	0		0	0	2.c
	RCFD B726	RCFD B727	RCFD B728	RCFD B729	RCFD B730	RCFD B731	RCFD B732
3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	0	0	0	0		0	0	3
	RCFD B733	RCFD B734	RCFD B735	RCFD B736	RCFD B737	RCFD B738	RCFD B739
4. Past due loan amounts included in item 1:
a. 30-89 days past due	1,073,442	0	0	0 2,206		0	0	4.a
	RCFD B740	RCFD B741	RCFD B742	RCFD B743	RCFD B744	RCFD B745	RCFD B746
b. 90 days or more past due	206,171	0	0	0	2,924	0	0	4.b
	RIAD B747	RIAD B748	RIAD B749	RIAD B750	RIAD B751	RIAD B752	RIAD B753
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):
a. Charge-offs	1,315	0	0	0		0	0	5.a
	RIAD B754	RIAD B755	RIAD B756	RIAD B757	RIAD B758	RIAD B759	RIAD B760
b. Recoveries	1,071	0	0	0	0	0	0	5.b

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-26
FDIC Certificate Number: 00867	37

Schedule RC-S—Continued

	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
6. Amount of ownership (or seller’s) interest carried as:
		RCFD B761	RCFD B762			RCFD B763
a. Securities (included in RC-B or RC, item 5)		0	0			0		6.a
		RCFD B500	RCFD B501			RCFD B502
b. Loans (included in Schedule RC-C)		0	0			0		6.b
7. Past due loan amounts included in interests reported in item 6.a:
		RCFD B764	RCFD B765			RCFD B766
a. 30-89 days past due		0	0			0		7.a
		RCFD B767	RCFD B768			RCFD B769
b. 90 days or more past due		0	0			0		7.b
8. Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):
		RIAD B770	RIAD B771			RIAD B772
a. Charge-offs		0	0			0		8.a
		RIAD B773	RIAD B774			RIAD B775
b. Recoveries		0	0			0		8.b

For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions

9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions’ securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements	RCFD B776 0	RCFD B777 0	RCFD B778 0	RCFD B779 0	RCFD B780 0	RCFD B781 0	RCFD B782 0	9

10. Reporting bank’s unused commitments to provide liquidity to other institutions’ securitization structures	RCFD B783 0	RCFD B784 0	RCFD B785 0	RCFD B786 0	RCFD B787 0	RCFD B788 0	RCFD B789 0	10

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-27
FDIC Certificate Number: 00867	38

Schedule RC-S—Continued

	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Asset Sales

11. Assets sold with recourse or other seller provided credit enhancements and not securitized by the reporting bank	RCFD B790 0	RCFD B791 0	RCFD B792 0	RCFD B793 0	RCFD B794 0	RCFD B795 0	RCFD B796 0	11
12. Maximum amount of credit exposure arising from recourse or other seller- provided credit enhancements provided to assets reported in item 11	RCFD B797 0	RCFD B798 0	RCFD B799 0	RCFD B800 0	RCFD B801 0	RCFD B802 0	RCFD B803 0	12

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou

1. Small Business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
a. Outstanding principal balance_____________________________________________________________________	A249	0	M.1.a
b. Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b
2. Outstanding principal balance of assets serviced for others:
a. 1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements________________________________________________________________	B804	124,277	M.2.a
b. 1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805	77,543,353	M.2.b
c. Other financial assets (1)	A591	35,688	M.2.c
3. Asset-backed commercial paper conduits:
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806	548,735	M.3.a.1
(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.2
b. Unused commitments to provide liquidity to conduit structures:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808	5,902,850	M.3.b.1
(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.2
4. Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column C (2)______________________________________________________________________	C407	0	M.4

(1)	Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

(2)	Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-28
FDIC Certificate Number: 00867	39

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

	RCFD	YES / NO
1. Does the institution have fiduciary powers? (If “NO”, do not complete Schedule RC-T.)	A345	YES	1

	RCFD	YES / NO
2. Does the institution exercise the fiduciary powers it has been granted?	A346	YES	2

3. Does the institution have any fiduciary or related activity (in the form of assets or accounts)?	RCFD	YES / NO
(If “NO,” do not complete the rest of Schedule RC-T.)	B867	YES	3

If the answer to item 3 is ‘YES”, complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceeding calendar year must complete:

•	Items 4 through 19.a quarterly,
•	Items 20 through 23 annually with the December report, and
•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 23 annually with the December report, and
•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 11 annually with the December report, and
•	Memorandum items 1 through 3 annually with the December report.

Dollar Amounts in Thousands	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
FIDUCIARY AND RELATED ASSETS

4. Personal trust and agency accounts	RCFD B868	RCFD B869	RCFD B870	RCFD B871
	27,899,262	2,783,852	21,133	1,243	4
5. Retirement related trust and agency accounts:	RCFD B872	RCFD B873	RCFD B874	RCFD B875
a. Employee benefit-defined contribution	434,832	7,409,612	204	981	5.a
	RCFD B876	RCFD B877	RCFD B878	RCFD B879
b. Employee benefit-defined benefit	4,458,125	8,860,776	437	475	5.b
	RCFD B880	RCFD B881	RCFD B882	RCFD B883
c. Other retirement accounts	2,428,550	1,596,364	2,854	586	5.c
	RCFD B884	RCFD B885	RCFD C001	RCFD C002
6. Corporate trust and agency accounts	22,917	16,620,463	4	6,841	6
	RCFD B886		RCFD B888
7. Inventment management agency accounts	18,786,452		8,132		7
	RCFD B890	RCFD B891	RCFD B892	RCFD B893
8. Other fiduciary accounts	0	69,994	0	216	8

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-29
FDIC Certificate Number: 00867	40

Schedule RC-T—Continued

Dollar Amounts in Thousands	(Column A) Managed Assets	(Column B) Non-Managed Assets		(Column C) Number of Managed Accounts		(Column D) Number of Non-Managed Accounts
	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
FIDUCIARY AND RELATED ASSETS—Continued
9. Total fiduciary accounts	RCFD B894	RCFD B895		RCFD B896		RCFD B897
(sum of items 4 through 8)	54,030,138	37,341,061		32,764		10,342	9
		RCFD B898				RCFD B899
10. Custody and safekeeping accounts		55,719,738				5,105	10
11. Fiduciary accounts held in foreign	RCFN B900	RCFN B901		RCFN B902		RCFN B903
offices (included in items 9 and	0	0		0		0	11

Dollar Amounts in Thousands					RIAD	Bil | Mil | Thou
FIDUCIARY AND RELATED SERVICES INCOME
12. Personal trust and agency accounts					B904	216,644	12
13. Retirement related trust and agency accounts:
a. Employee benefit—defined contribution					B905	38,472	13.a
b. Employee benefit—defined benefit					B906	29,595	13.b
c. Other retirement accounts					B907	25,009	13.c
14. Corporate trust and agency accounts					A479	32,428	14
15. Investment management agency accounts					B908	86,673	15
16. Other fiduciary accounts					A480	707	16
17. Custody and safekeeping accounts					B909	21,384	17
18. Other fiduciary and related services income					B910	0	18
19. Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)					4070	450,912	19
a. Fiduciary and related services income-foreign offices (included in item			B912	0			19.a
20. Less: Expenses					C058	289,375	20
21. Less: Net losses from fiduciary and related services					A488	2,948	21
22. Plus: Intracompany income credits for fiduciary and related services					B911	10,296	22
23. Net fiduciary and related services income					A491	168,885	23

Memoranda
						Managed Assets
Dollar Amounts in Thousands					RCFD	Bil | Mil | Thou
1. Managed assets held in personal trust and agency accounts:
a. Non interest-bearing deposits					B913	13,864	M.1.a
b. Interest-bearing deposits					B914	23,838	M.1.b
c. U.S. Treasury and U.S. Government agency obligations					B915	1,353,952	M.1.c
d. State, county and municipal obligations					B916	2,686,676	M.1.d
e. Money market mutual funds					B917	2,918,682	M.1.e
f. Other short-term obligations					B918	10,724	M.1.f
g. Other notes and bonds					B919	2,377,921	M.1.g
h. Common and preferred stocks					B920	17,556,202	M.1.h
i. Real estate mortgages					B921	158,554	M.1.i
j. Real estate					B922	731,322	M.1.j
k. Miscellaneous assets					B923	67,527	M.1.k
l. Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)					B868	27,899,262	M.1.l

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-30
FDIC Certificate Number: 00867	41

Schedule RC-T—Continued

Memoranda—Continued

				(Column A) Number of Issues		(Column B) Principal Amt Outstanding
Dollar Amounts in Thousands						Tril | Bil | Mil | Thou
2. Corporate trust and agency accounts:			RCFD			RCFD B928
a. Corporate and municipal trusteeships			B927	3,177		96,522,625	M.2.a
b. Transfer agent, registrar, paying agent, and other corporate agency			B929	1,052			M.2.b

				(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands			RCFD		RCFD	Bil | Mil | Thou
3. Collective investment funds and common trust funds:
a. Domestic equity			B931	18	B932	1,047,732	M.3.a
b. International/Global equity			B933	0	B934	0	M.3.b
c. Stock/Bond blend			B935	13	B936	586,294	M.3.c
d. Taxable bond			B937	11	B938	1,135,676	M.3.d
e. Municipal bond			B939	5	B940	1,073,984	M.3.e
f. Short term investments/Money market			B941	9	B942	1,701,738	M.3.f
g. Specialty/Other			B943	2	B944	627,721	M.3.g
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)			B945	58	B946	6,173,145	M.3.h

		(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries
Dollar Amounts in Thousands	RIAD	Mil | Thou	RIAD	Mil | Thou	RIAD	Mil | Thou
4. Fiduciary settlements, surcharges and other losses:
a. Personal trust and agency accounts	B947	2,556	B948	20	B949	375	M.4.a
b. Retirement related trust and agency accounts	B950	523	B951	37	B952	212	M.4.b
c. Investment management agency accounts	B953	40	B954	0	B955	4	M.4.c
d. Other fiduciary accounts and related services	B956	83	B957	338	B958	58	M.4.d
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	3,202	B960	395	B961	649	M.4.e

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:

Kathryn Vest
Name and Title (TEXT B962)

Kathryn.Vest@SunTrust.com
E-mail Address (TEXT B926)

(804) 782-5606
Telephone: Area code/phone number/extension (TEXT B963)	FAX: Area code/phone number (TEXT B964)

FDIC Certificate Number: 00867	FFIEC 031
Page RC-31
42

Optional Narrative Statement Concerning the Amounts

Reported in the Reports of Condition and Income

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment’ box below and should make no entries of any kind in the space provided for the narrative statement; I.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of the statements exceeding the 750-character limit described above.) THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

X = NO COMMENT Y = COMMENT	☒ (RCON 6979)
BANK MANAGEMENT STATEMENT (please type or print clearly):

TEXT
6980

THIS PAGE IS TO BE COMPLETED BY ALL BANKS	43

NAME AND ADDRESS OF BANK SUNTRUST BANK P.O. BOX 4418 CENTER 632 ATLANTA, GA 30302	OMB No. For OCC: 1557-0081 OMB No. For FDIC: 3064-0052 OMB No. For Federal Reserve: 7100-0036 Expiration Date: 3/31/2007

	SPECIAL REPORT (Dollar Amounts in Thousands)

	CLOSE OF BUSINESS DATE	FDIC Certificate Number
	12/31/2004	00867

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert “none” against subitem (a).

(Excluded the first $15,000 of indebtedness of each executive officer under bank credit card plan.)

See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of “executive officer” and “extension of credit,” respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

			RCFD
a. Number of loans made to executive officers since the previous Call Report			3561		0	a
b. Total dollar amount of above loans (in thousands of			3562		0	b
c. Range of interest charged on above loans	RCFD	From	RCFD	To
(example: 9-3/4% = 9.75)	7701	0.00%	7702	0.00%		c

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT	DATE (Month, Day, Year)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

SUNTRUST BANK

in the state of GA at close of business on December 31, 2004 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository Institutions:
Noninterest-bearing balances and currency and coin		3,597,768
Interest-bearing balances		19,303
Securities:
Held-to-maturity securities		0
Available-for-sale securities		20,546,491
Federal funds sold in domestic offices		2,338,975
Securities purchased under agreements to resell		3,485,599
Loans and lease financing receivables:
Loans and leases held for sale		6,352,651
Loans and leases, net of unearned income	86,738,792
LESS: Allowance for loan and lease losses	873,107
Loans and leases, net of unearned income and allowance		85,865,685
Trading Assets		1,601,923
Premises and fixed assets (including capitalized leases)		1,418,420
Other real estate owned		18,311
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		12,031
Intangible assets:
Goodwill		886,405
Other intangible assets		603,063
Other assets		4,033,475
Total assets		130,780,100

REPORT OF CONDITION (Continued)

LIABILITIES

Dollar Amounts in Thousands
Deposits:
In domestic offices		82,901,074
Noninterest-bearing	8,792,757
Interest-bearing	74,108,317
In foreign offices, Edge and Agreement subsidiaries, and IBFs		5,863,076
Noninterest-bearing	0
Interest-bearing	5,863,076
Federal funds purchased in domestic offices		3,816,397
Securities sold under agreements to repurchase		7,481,315
Trading liabilities		838,387
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		14,256,714
Bank’s liability on acceptances executed and outstanding		12,031
Subordinated notes and debentures		2,349,457
Other liabilities		2,420,753
Total liabilities		119,939,204
Minority interest in consolidated subsidiaries		967,314

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		21,600
Surplus		3,245,229
Retained earnings		5,941,169
Accumulated other comprehensive income		665,584
Other equity capital components		0
Total equity capital		9,873,582
Total liabilities, minority interest, and equity capital		130,780,100

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that is has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, Thomas Panther, SVP & Controller ( Name, Title ) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Director # 1

Director # 2

Director # 3